UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2014

___________________________________
PRETIUM PACKAGING, L.L.C.
PRETIUM FINANCE, INC.
(Exact name of registrant as specified in its charter)
_____________________________________

Commission File Number	Registrant	IRS Employer Identification Number	State or other jurisdiction of incorporation
333-176592	Pretium Packaging, L.L.C.	43-1817802	Delaware
333-176592-08	Pretium Finance, Inc.	30-0668528	Delaware

15450 South Outer Forty Drive, Suite 120
Chesterfield, Missouri		63017
(Address of principal executive offices)		(Zip Code)

	(314) 727-8200
(Registrant's telephone number, including area code)

	Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On April 30, 2014, Pretium Holdings, LLC ("Holdings"), the indirect parent of Pretium Packaging, L.LC. (the "Company") entered into a Securities Purchase Agreement (the "SPA") by and among GS Pretium Holdings, Inc. (the "Buyer"), GS Pretium Transitory Sub II, LLC, the direct and indirect holders of 100% of the equity of Holdings (collectively, the "Sellers") and CH Pitcher I, LLC, in its capacity as the representative of the Sellers, to sell 100% of the equity interests in Holdings for $331 million (the "Transaction"). The Buyer is an affiliate of Genstar Capital, a private equity firm based in San Francisco.
Completion of the Transaction is subject to customary closing conditions, including, among others, (1) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (2) the absence of any order or injunction prohibiting the consummation of the Transaction. The Transaction is expected to be completed in June 2014.
The parties to the SPA have made customary representations, warranties and covenants to each other and the SPA contains certain termination rights for the benefit of the parties.
In connection with the Transaction, the Company will deliver to The Bank of New York Mellon Trust Company, N.A., as trustee (the "Trustee"), under the 11.5% Senior Secured Notes Indenture, dated as of March 31, 2011, among the Company, Pretium Finance, Inc., the Guarantors party thereto, the Trustee, The Bank of New York Mellon Trust Company N.A., as U.S. collateral trustee and BNY Trust Company of Canada, as Canadian collateral trustee, governing the Company's $150,000,000 aggregate principal amount of Senior Secured Notes (the "Notes"), a conditional notice to redeem 100% of the aggregate principal amount of the Notes. The redemption will be conditioned on the prior or substantially contemporaneous completion of the Transaction. The redemption price will be 105.75% of the aggregate principal amount of the Notes plus accrued but unpaid interest through and including the date of redemption.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The Company intends to issue a conditional notice of redemption of the Notes and redeem the Notes as described in Item 1.01 above.

Item 7.01	Regulation FD Disclosure.
On May 1, 2014, the Company issued a press release announcing the Transaction, a copy of which is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.     Description

99.1	Press release issued by the Company on May 1, 2014

Forward-Looking Statements
This Form 8-K contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected closing of the proposed Transaction, and the Company’s expectations with respect to the conditional redemption. All forward-looking statements included in this communication are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither the Company nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the Company’s control. These factors include: failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals; failure to consummate or delay in consummating the Transaction for other reasons; changes in laws or regulations; and changes in general economic conditions. The Company undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to the Company’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRETIUM PACKAGING, L.L.C.

Date:	May 1, 2014	By:	/s/ Robert A. Robison
Robert A. Robison
Vice President, Chief Financial Officer

PRETIUM FINANCE, INC.

Date:	May 1, 2014	By:	/s/ Robert A. Robison
Robert A. Robison
Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company on May 1, 2014.